Exhibit 23

Consent of Independent Registered Public Accounting Firm

Lime Energy Co.
Huntersville, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-121959, 333-144072, 333-144475, 333-151470, 333-156998, 333-157316, 333-169179, 333-169180 and 333-175437) of Lime Energy Co. of our report dated July 31, 2013, relating to the consolidated financial statements which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Chicago, Illinois
July 31, 2013